UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

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LUFKIN INDUSTRIES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 21, 2013, Lufkin Industries, Inc. filed a Current Report on Form 8-K disclosing the following information:

Item 8.01 Other Events.

As previously disclosed, on June 12, 2013, a purported shareholder (the “Plaintiff”) of Lufkin Industries, Inc. (the “Company”) filed a lawsuit (the “Action”) in the District Court of Angelina County, Texas (the “Court”) challenging the previously disclosed Agreement and Plan of Merger, dated as of April 5, 2013, among General Electric Company (“GE”), Red Acquisition, Inc. (“Merger Sub”) and the Company (the “Merger Agreement”). The Action named John F. Glick, Douglas V. Smith, John F. Anderson, Suzanne V. Baer, John D. Hofmeister, James T. Jongebloed, John H. Lollar, Richard R. Stewart, Howard J. Trout, Jr., Thomas E. Wiener, the Company, GE and Merger Sub as defendants. The Action sought to enjoin the merger proposed by the Merger Agreement and alleged, among other things, that the members of the Company’s board of directors (the “Board”) breached their fiduciary duties by agreeing to sell the Company for insufficient consideration, reaching that decision through an inadequate process and filing a proxy containing insufficient disclosures and that GE and Merger Sub aided and abetted the Board in breaching its fiduciary duties.

In response to the Plaintiff’s petition and request for injunctive relief, the Company, GE, Merger Sub, and the Company’s directors not serving on the Special Committee referred to below jointly filed pleadings opposing injunctive relief and seeking dismissal of the Action on jurisdictional grounds. The directors serving on the committee of the Board (the “Special Committee”) organized to investigate, review and evaluate the allegations made in the demand letters received by the Company prior to the Action also filed a motion to dismiss the Action based on jurisdictional grounds.

At a June 20, 2013 hearing, the Court considered the Plaintiff’s request for injunctive relief and the motions to dismiss. At the conclusion of the hearing, the Court denied the Plaintiff’s request for injunctive relief and granted the motions to dismiss the Action.

The Special Committee will continue to investigate, review and evaluate the allegations made in the demand letters.

The Proxy Statement contains important information about the Company, GE, Merger Sub, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com